UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 1, 2010

RJO GLOBAL TRUST
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22887	36-4113382
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)

c/o R.J. O’Brien Fund Management, LLC
222 S Riverside Plaza
Suite 900
Chicago, IL 60606
(Address of Principal Executive Offices)

(312) 373-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective September 1, 2010, RJO Global Trust (the “Trust”) will be governed by its Ninth Amended and Restated Declaration and Agreement of Trust (the “Ninth Restatement”), attached hereto as Exhibit 3.01 and incorporated herein by reference.  The managing owner of the Trust, R.J. O’Brien Fund Management, LLC (the “Managing Owner”), determined to amend its Eighth Amended and Restated Declaration and Agreement of Trust (the “Eighth Restatement”) in accordance with its authority under Section 19(a) of the Eighth Restatement to make any amendment that is for the benefit of and not adverse to the unitholders of the Trust and its authority under Section 19(a) to delete or add any provision required to be deleted or added by the staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” or similar official.

The Ninth Restatement revised the Eighth Restatement in response to comments received from the Alabama Securities Commission.  Specifically, the Alabama Securities Commission requested the addition of a definition section and additional disclosure in connection with the various components of the brokerage fee payable by the Trust.

In addition, the Managing Owner further revised the Eighth Restatement in order to update and remove outdated information and clarify certain ambiguities.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit Number	Description
3.01	Ninth Amended and Restated Declaration and Agreement of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RJO Global Trust
(Registrant)

Date: September 3, 2010

	By:	/s/ Annette A. Cazenave
Annette A. Cazenave
Executive Vice President
R.J. O’Brien Fund Management, LLC, Managing Owner

INDEX TO EXHIBITS

Exhibit
Number	Description
3.01	Ninth Amended and Restated Declaration and Agreement of Trust